                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.3

                               Index to Unaudited
                  Condensed Consolidated Financial Statements


BAPTIST HEALTH SYSTEM:

      Condensed consolidated balance sheet as of December 31, 2002             2

      Condensed consolidated statements of operations for the four months
        ended December 31, 2002 and 2001                                       3

      Condensed consolidated statements of cash flows for the four months
        ended December 31, 2002 and 2001                                       4

      Notes to condensed consolidated financial statements                     5

                              BAPTIST HEALTH SYSTEM

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                DECEMBER 31, 2002
                                 (In thousands)


                                     ASSETS
Current assets:
   Cash and cash equivalents                                          $ 31,856
   Accounts receivable, net of allowance for
      uncollectible accounts of approximately $23,187                   51,107
   Supplies                                                             12,041
   Prepaid expenses and other current assets                             6,536
                                                                      --------
         Total current assets                                          101,540
Assets limited as to use                                                28,273
Property, plant and equipment, net of accumulated depreciation         187,793
Other assets                                                            15,716
                                                                      --------
         Total assets                                                 $333,322
                                                                      ========
                             LIABILITIES AND NET ASSETS
Current liabilities:
   Accounts payable                                                   $ 27,991
   Accrued salaries and benefits                                        10,217
   Accrued interest                                                      1,296
   Other accrued expenses and current liabilities                        9,858
   Current maturities of long-term debt                                    676
                                                                      --------
         Total current liabilities                                      50,038
Other liabilities                                                       24,391
Long-term debt, less current maturities                                199,674
Net assets                                                              59,219
                                                                      --------
         Total liabilities and net assets                             $333,322
                                                                      ========

                             SEE ACCOMPANYING NOTES.

                              BAPTIST HEALTH SYSTEM

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               FOUR MONTHS          FOUR MONTHS
                                                  ENDED                ENDED
                                               DECEMBER 31,         DECEMBER 31,
                                                  2002                 2001
                                              ------------         ------------
                                                       (In thousands)
Net patient service revenue                   $    144,952         $    126,019
Other operating revenue                              5,920                5,820
Investment and other revenue                           445                  724
                                              ------------         ------------
      Total operating revenue                      151,317              132,563
Costs and expenses:
   Salaries and benefits                            74,063               66,740
   Supplies                                         34,766               29,301
   Purchased services                               17,617               15,855
   Provision for doubtful accounts                  12,508                9,513
   Insurance                                         2,075                1,916
   Other operating expenses                          6,569                6,465
   Rents and leases                                  3,092                2,315
   Depreciation                                      8,857                8,643
   Interest                                          3,854                3,873
                                              ------------         ------------
      Loss from operations                         (12,084)             (12,058)
Non operating gains                                    101                   76
                                              ------------         ------------
      Expenses and losses in excess of
         revenues and gains                   $    (11,983)        $    (11,982)
                                              ============         ============


                             SEE ACCOMPANYING NOTES.

                              BAPTIST HEALTH SYSTEM

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                               FOUR MONTHS ENDED
                                                                  DECEMBER 31,
                                                            2002               2001
                                                         ----------         ----------
                                                                 (IN THOUSANDS)
Operating activities:
Change in net assets                                     $  (11,848)        $  (12,129)
Adjustments to reconcile change in net assets to
net cash provided by (used in) operating activities:
   Restricted contributions and related income                 (135)               146
   Depreciation                                               8,857              8,643
   Provision for doubtful accounts                           12,508              9,513
   Changes in operating assets and liabilities:
      Accounts receivable                                   (13,002)            (1,379)
      Other current assets                                      717             (2,385)
      Accounts payable and accrued expenses                  (2,712)             2,966
                                                         ----------         ----------
Net cash provided by (used in) operating
   activities                                                (5,615)             5,375

Investing activities:
Capital expenditures, net                                    (5,930)            (4,338)
Increase in short-term investments and assets
   limited as to use                                           (620)              (790)
(Increase) decrease in other assets                            (525)               472
                                                         ----------         ----------
Net cash used in investing activities                        (7,075)            (4,656)

Financing activities:
Net payments of long-term debt and capital leases              (346)              (230)
Net restricted contributions and related income                 135               (146)
                                                         ----------         ----------
Net cash used in financing activities                          (211)              (376)
                                                         ----------         ----------
Net increase (decrease) in cash and cash
   equivalents                                              (12,901)               343
Cash and cash equivalents, beginning of period               44,757             33,891
                                                         ----------         ----------
Cash and cash equivalents, end of period                 $   31,856         $   34,234
                                                         ==========         ==========


                             SEE ACCOMPANYING NOTES.

                              BAPTIST HEALTH SYSTEM

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                DECEMBER 31, 2002

1. BASIS OF PRESENTATION AND ORGANIZATION

    Baptist Health System ("BHS") is a Texas non-profit corporation exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code. BHS owns five acute care hospitals in San Antonio, Texas, with 1,537 licensed beds and related health care businesses in south Texas. BHS also maintains investments in other health care related entities with up to 50% ownership or board representation that are accounted for using the cost and equity methods of accounting.

    The unaudited condensed consolidated financial statements as of December 31, 2002, and for the four months ended December 31, 2002 and 2001, include the accounts of BHS and have been prepared in conformity with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the four months ended December 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ended August 31, 2003. For further information, refer to the audited financial statements as of and for the years ended August 31, 2002, 2001 and 2000, included as Exhibit 99.2 to this filing on Form 8-K/A.

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying unaudited condensed consolidated financial statements. Actual results could differ from those estimates.

2. DEBT COMPLIANCE

    Throughout the fiscal years 2000 through 2002, BHS reported expenses and losses in excess of revenues and gains resulting in violations of its debt service coverage ratio under the master indenture of trust and security agreement relating to the Series 1997A Revenue Refunding Bonds and Series 1997B Revenue Bonds. The bond insurer (as the defined note holder) granted BHS waivers for noncompliance during these fiscal years. BHS used the proceeds from the purchase of substantially all of its assets by a subsidiary of Vanguard Health Systems, Inc. ("Vanguard") (see Note 4) to repay the amounts due under the Series 1997A Revenue Refunding Bonds and Series 1997B Revenue Bonds during January through March 2003, effectively curing the noncompliance with this debt covenant.

3. COMMITMENTS AND CONTINGENCIES

Professional and General Liability Risks

    As is typical in the health care industry, BHS is subject to potential claims and legal actions in the ordinary course of business including patient care. BHS self-insures the ultimate costs of professional and general liability claims made for services provided for up to $4 million per claim and $10 million in the annual aggregate. BHS maintains professional and general liability insurance coverage with an independent third party carrier for liabilities in excess of its self-insured retention. BHS self-insures the first $5.3 million of aggregate workers' compensation claims and maintains a policy with an independent third party carrier for liabilities in excess of the aggregate retention limit. Liabilities for these self-insured risks are estimated using reported claims data, historical claims data and actuarial assumptions. Although ultimate settlement of these liabilities may vary from such estimates, management believes the amounts classified within other accrued expenses and current liabilities and other liabilities on the accompanying unaudited condensed consolidated balance sheet are adequate.

Litigation

    BHS is currently, and from time to time, subject to various claims arising in the normal course of business.

Governmental Regulation

    Laws and regulations governing the Medicare and Medicaid and other federal health care programs are complex and subject to interpretation. The government remains active with respect to investigations and allegations concerning possible violations of various statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that BHS is in compliance with all applicable laws and regulations in all material respects. While certain regulatory inquiries have been made and are currently being evaluated and discussed, management believes these inquiries will not have a material effect on the financial position or results of operations of BHS. Compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory actions unknown or unasserted at this time.

Net Revenue

    Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. Settlements for retrospectively determined payment amounts are estimated in the period the related services are rendered and are adjusted in future periods, as final settlements are determined.

4. SUBSEQUENT EVENT

    On January 3, 2003, but effective January 1, 2003, VHS San Antonio Partners, L.P., a subsidiary of Vanguard, purchased substantially all of the assets of BHS' five acute care hospitals and related health care businesses for a base purchase price of $295.0 million. The base purchase price was adjusted upward by approximately $4.4 million at closing to reimburse BHS for certain capital expenditures made by BHS subsequent to the execution of the purchase agreement. The purchase price is subject to further adjustment for working capital settlement purposes. The base purchase price was comprised of $247.0 million cash, $30.0 million in payable-in-kind redeemable convertible preferred stock of Vanguard, approximately $17.6 million in the form of Vanguard's convertible subordinated notes due 2013 bearing interest at 8.18% and common stock of the sole general partner of Vanguard's acquiring subsidiary valued at approximately $0.4 million for purposes of this transaction.